SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549



                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) - March 5,
         1996


                               ADVO, INC.

                (Exact name of registrant as specified in charter)


            Delaware                    1-11720           06-0885252
     (State or other jurisdiction      (Commission       (IRS Employer
     of incorporation)                 File Number)      Identification No.)


     One Univac Lane, P.O. Box 755, Windsor, Connecticut 10019
     (Address of principal executive offices)            (Zip Code)

     Registrant's telephone number, including
       area code                                         (860) 285-6100


                                   NO CHANGE
          (Former name or former address, if changed since last report)







         Item 5.  Other Events

                   On March 4, 1996, ADVO, Inc. (the "Company") entered into a credit agreement (the "Credit Agreement") with a number of lenders led by the Chase Manhattan Bank (National Associa-tion), as Administrative Agent. The Credit Agreement provides for total credit facilities of $250 million, consisting of a $95 million reducing revolving credit line and $155 million of term loans. Because the syndication of the loan was oversub-scribed, the amount of the facilities was increased from the $220 million originally contemplated by the term sheet to $250 million. The Credit Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by refer-ence.

                   On March 4, 1996, the Company received an extension of credit for $195 million pursuant to the Credit Agreement to fund a portion of the special dividend of $10 per share (the "Special Dividend") declared on January 17, 1996. On March 5, 1996, the Company paid the Special Dividend to its shareholders of record on February 20, 1996. The payment of the Special Dividend resulted in the distribution of approximately $239 million in cash to the Company's shareholders.

                   Also on March 4, 1996, the Company sold the assets of Marketing Force, Inc. ("Marketing Force"), a subsidiary of the Company, to The SPAR Group, a privately held marketing services company headquartered in Tarrytown, New York. The Company had previously announced the discontinuance of Marketing Force for accounting purposes. The determination of whether any adjustment is required to the estimated Loss on Disposal of Discontinued Operations filed with the Company's Quarterly Report of Form 10-Q for its first quarter will be determined before the Company files its Quarterly Report on Form 10-Q for its second quarter in May 1996. A copy of the Company's press release announcing the sale is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.




         Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

         (99)  Additional Exhibits

              (1) Press release, dated March 5, 1996, announcing the completion of Credit Agreement.


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              (2)       Press release, dated March 5, 1996, announcing
                        the sale of Marketing Force.

              (3) Credit Agreement, dated as of March 4, 1996, by and among ADVO, Inc., subsidiary guarantors, Bankers Trust Company as Documentation Agent, The Chase Manhattan Bank (National Association) as Administrative Agent, and certain lenders.











































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                                    SIGNATURE


                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ADVO, INC.
                                               (Registrant)




         Date:  March 5, 1996          By: /s/ David M. Stigler
                                       Name:   David M. Stigler
                                       Title:  Senior Vice President


































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                                INDEX TO EXHIBITS


         Exhibit
         Number        Exhibit                                Page

         (99)(1)       Press release, dated March 5, 1996,
                       announcing the completion of the Credit
                       Agreement.

         (2)           Press release, dated March 5, 1996,
                       announcing the sale of Marketing
                       Force.


         (3)           Credit Agreement, dated as of
                       March 4, 1996, by and among
                       ADVO, Inc., subsidiary guarantors,
                       Bankers Trust Company as
                       Documentation Agent, The Chase
                       Manhattan Bank (National
                       Association) as Administrative
                       Agent, and certain lenders.




























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